UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2015

ACHAOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7000 Shoreline Court, Suite 371
South San Francisco, CA 94080
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 31, 2015, Achaogen, Inc. (the “Company” or “Achaogen”) held a webcast to present information about changes expected in the development plan for plazomicin, its lead product candidate for the treatment of serious bacterial infections due to Enterobacteriaceae, including carbapenem-resistant Enterobacteriaceae (“CRE”). Plazomicin is an antibiotic currently being evaluated in a Phase 3 clinical trial for the treatment of blood stream infections (“BSI”) and nosocomial pneumonia caused by CRE.
The Company plans to initiate an additional Phase 3 trial to evaluate the safety and effectiveness of plazomicin for the treatment of complicated urinary tract (“cUTI”) infections. Based on discussions with the FDA, the Company expects the new trial would serve as a single pivotal study and, when combined with data from plazomicin’s successful Phase 2 cUTI trial, would be sufficient to support filing of a New Drug Application with the United States Food and Drug Administration (the “FDA”) to seek regulatory approval of plazomicin in the United States.
Achaogen believes the proposed Phase 3 cUTI trial will provide a more predictable timeline with a high probability of technical success and could position the Company to submit a New Drug Application for plazomicin in the U.S. in the second half of 2017.
The Company has also held discussions with the FDA about potential changes to its existing Phase 3 CARE (Combating Antibiotic Resistant Enterobacteriaceae) trial of plazomicin in which enrollment has been slower than anticipated. The FDA has agreed to proposed changes to the protocol for the CARE trial which the Company believes will improve the rate of patient enrollment in the trial. The Company and the FDA also agreed, as part of a proposed protocol amendment, to change the primary endpoint to a composite endpoint that includes all-cause mortality and a number of significant disease-related complications at day 28, which is expected to result in a higher event rate and to increase the statistical power of the trial.
The Company believes the combination of pivotal data from the cUTI trial plus data from the CARE trial would expand the potential market opportunity for plazomicin, if approved, to be used in the treatment of cUTI as well as for BSI and nosocomial pneumonia.
Forward-Looking Statements
All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Achaogen’s expectations regarding the timing, enrollment and success of its Phase 3 CARE trial for plazomicin and its proposed Phase 3 cUTI trial for plazomicin, and Achaogen’s ability to modify its Phase 3 CARE trial of plazomicin. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause Achaogen’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical development process; specific risks related to the Phase 3 CARE trial of plazomicin and the proposed Phase 3 cUTI trial of plazomicin, including the lack of a prior clinical trial in patients with CRE infections and challenges in enrolling an adequate number of patients with rare infections; and the risks and uncertainties of the regulatory approval process. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Achaogen’s business in general, see Achaogen’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 31, 2015

ACHAOGEN, INC.

By:	/s/ Derek A. Bertocci
Derek A. Bertocci
Senior Vice President and Chief Financial Officer